Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

IKANOS COMMUNICATIONS, INC.

at

$2.75 net per Share

Pursuant to the Offer to Purchase dated August 19, 2015

by

King Acquisition Co.

a wholly-owned subsidiary of

Qualcomm Atheros, Inc.

an indirect wholly-owned subsidiary of

QUALCOMM Incorporated

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M.

(EASTERN TIME) ON SEPTEMBER 17, 2015 UNLESS THE OFFER IS EXTENDED.

August 19, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 19, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by King Acquisition Co., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Qualcomm Atheros, Inc., a Delaware corporation (“Parent”) an indirect wholly-owned subsidiary of QUALCOMM Incorporated, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Ikanos Communications, Inc., a Delaware corporation (“Ikanos”), at a price of $2.75 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF IKANOS UNANIMOUSLY RECOMMENDS THAT YOU

TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $2.75 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 5, 2015 (as it may be amended from time to time as permitted in accordance with its terms, the “Merger Agreement”), by and among Purchaser, Parent and Ikanos, pursuant to which, as soon as practicable following the time Purchaser accepts, for the first time, for payment Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Ikanos (the “Merger”), with Ikanos continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (i) owned by Ikanos or held as treasury stock, (ii) owned by Parent, Purchaser or any wholly-owned subsidiary of Parent, (iii) owned by any wholly-owned subsidiary of Ikanos, (iv) irrevocably accepted for purchase pursuant to the Offer, or (v) held by a holder who is entitled to demand and properly exercises and perfects its demand for appraisal in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), and in the case of (i), (ii) and (iii), such Shares will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive the Offer Price, net in cash, without interest (less any applicable withholding taxes. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

4. After careful consideration, the Ikanos Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of Ikanos and its stockholders; (ii) agreed that the Merger shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by Ikanos of the Merger Agreement and the consummation of the transactions contemplated therein, including the Offer and the Merger; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire at 12:01 a.m. (Eastern Time) on September 17, 2015, unless the Offer is extended.

6. The Offer is conditioned upon: (i) there being validly tendered and not validly withdrawn prior to the Expiration Time (as defined below) that number of Shares (excluding Shares tendered pursuant to procedures for guaranteed delivery and not actually delivered prior to the Expiration Time) that when added to the Shares then owned by Purchaser represent one more than 50% of the sum of (A) the total number of Shares outstanding at the time of the expiration of the Offer plus (B) the aggregate number of Shares issuable upon conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares or other rights to acquire or to be issued Shares (including all then outstanding options, restricted stock units and warrants) from which Ikanos has received notices of conversion, settlement or exercise prior to the Expiration Date or which automatically convert, settle or exercise prior to the Acceptance Time (and as to which Shares have not yet been issued) (the “Minimum Condition”), (ii) receipt of any consent, approval or clearance with respect to, or terminations or expiration of any applicable mandatory waiting period (and any extensions thereof) imposed under Taiwan antitrust law, (iii) the absence of a material adverse effect on Ikanos and (iv) certain other customary conditions.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

IKANOS COMMUNICATIONS, INC.

at

$2.75 net per Share

Pursuant to the Offer to Purchase dated August 19, 2015

by

King Acquisition Co.

a wholly-owned subsidiary of

Qualcomm Atheros, Inc.

an indirect wholly-owned subsidiary of

QUALCOMM Incorporated

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 19, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by King Acquisition Co., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Qualcomm Atheros, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of QUALCOMM Incorporated, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Ikanos Communications, Inc., a Delaware corporation, at a price of $2.75 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                                   SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:01 a.m. (Eastern Time) on September 17, 2015, unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification Number (e.g., Social Security Number)